Exhibit 99.3

[BIOLASE, INC. LETTERHEAD]

August 1, 2016

Mr. Larry N. Feinberg

Oracle Partners, L.P.

Oracle Institutional Partners, L.P.

Oracle Ten Fund Master, L.P.

Oracle Associates, LLC

Oracle Investment Management, Inc.

200 Greenwich Avenue, 3rd Floor

Greenwich, Connecticut 06830

Re:	Amendment to Standstill Agreement

Ladies and Gentlemen:

Reference is made to that certain Standstill Agreement, dated November 10, 2015 (the “Standstill Agreement”), among Biolase, Inc. (“Biolase”), Mr. Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc.

In consideration for the willingness of Oracle Partners L.P. and Oracle Institutional Partners L.P. to provide capital to Biolase on the terms and conditions set forth in the securities purchase agreement, dated August 1, 2016 (the “Securities Purchase Agreement”), that Biolase expects to enter into immediately following the execution hereof, and subject to the closing of the transactions contemplated thereby in accordance with the terms thereof, Biolase hereby agrees to amend the Standstill Agreement such that the reference to “25%” therein is changed to “30%,” effective immediately prior to the closing of the transactions contemplated by the Securities Purchase Agreement. Except as described in the immediately preceding sentence, the Standstill Agreement shall remain in full force and effect.

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving any effect to principles of conflicts of laws.

[Signatures follow]

Sincerely,

BIOLASE, INC.

By:	/s/ Harold C. Flynn, Jr.
Name:	Harold C. Flynn, Jr.
Title:	President and Chief Executive Officer

The foregoing is hereby accepted:

/s/ Larry N. Feinberg
LARRY N. FEINBERG

ORACLE PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE INSTITUTIONAL PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE TEN FUND MASTER, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE ASSOCIATES, LLC

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE INVESTMENT MANAGEMENT, INC.

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

[Amendment to Standstill Agreement]